Exhibit 99.1

NEWS RELEASE

For release February 4, 2004

Contact: John T. Hillman @ 310/255-4438 or 310/255-4493

ANWORTH MORTGAGE ANNOUNCES DIVIDEND TAX INFORMATION FOR 2003

SANTA MONICA, CA – (February 4, 2004) – Anworth Mortgage Asset Corporation (NYSE: ANH), a real estate investment trust (“REIT”), today announced tax information regarding its dividend distributions for the year 2003.

Shareholders should check the tax statements they receive from brokerage firms to ensure that the Anworth Mortgage dividend information reported in those statements conforms to the information reported herein. Furthermore, shareholders should consult their tax advisors to determine the taxes that should be paid on Anworth’s dividends.

In the calendar year 2003, Anworth declared a total of $1.56 per share of dividends on its common stock. As explained below, however, only approximately $1.47 per share of these dividends were reported to Anworth’s shareholders as taxable dividends for the 2003 tax year. Under the tax rules applicable to REITs, approximately $0.09 per share of Anworth’s dividends declared on December 18, 2003 and payable on January 27, 2004 will be treated as distributions to shareholders in 2004 for income tax purposes. Anworth’s dividends taxable to shareholders in 2003 can be characterized as follows:

•	97.73% ordinary income ($1.431559 per share)

•	0.86% pre-May 6, 2003 long-term capital gain ($0.015728 per share)

•	1.41% post-May 5, 2003 long-term capital gain ($0.018230 per share)

Under the Jobs and Growth Tax Relief Reconciliation Act of 2003, capital gains realized by Anworth during 2003 are characterized for tax purposes as “pre-5/6/03” and “post-5/5/03” income, with post-5/5/03 long-term capital gains potentially eligible for the lower capital gains tax rates enacted under such legislation.

As a REIT, Anworth’s dividends are generally not eligible for the other rate reductions enacted for certain types of dividend income under the Jobs and Growth Tax Relief Reconciliation Act of 2003. Thus, the portion of Anworth’s dividends that are characterized as ordinary income generally will be taxed at full ordinary income rates. For shareholders that are corporations, Anworth’s dividends are not eligible for the corporate dividends-received deduction.

The table below gives more detailed tax information for each of Anworth’s dividends for 2003:

Common Stock (CUSIP 037347 10 1)

Declaration Date	Record Date	Payable Date	Total Distrib Per Share	Ordinary Income	Return of Capital	Long-Term Capital Gains		Carry Over to 2004	# of Shares	Total $ Paid
						Pre 5/6/03	Post 5/5/03
4/17/03	5/1/03	5/15/03	$0.45	$0.434272	$0.000000	$0.015728	$0.000000	$0.000000	27,461,588	$12,357,714
7/17/03	7/28/03	8/11/03	$0.45	$0.450000	$0.000000	$0.000000	$0.000000	$0.000000	33,238,817	$14,957,468
10/15/03	10/30/03	11/10/03	$0.33	$0.311770	$0.000000	$0.000000	$0.018230	$0.000000	38,704,660	$12,772,538
12/18/03	12/31/03	1/27/04	$0.33	$0.235517	$0.000000	$0.000000	$0.000000	$0.094483	42,706,682	$14,093,205

		Total	$1.56	$1.431559	$0.000000	$0.015728	$0.018230	$0.094483		$54,180,925

Because Anworth is a REIT, dividends declared in the last month of a calendar year with a record date in that calendar year, but which are payable in January of the following year, are considered paid for Form 1099 reporting purposes on the record date, not on the payable date, to the extent the REIT has any remaining undistributed earnings and profits (as computed for income tax purposes) as of December 31, 2003. The amount shown above in the column labeled “Carry Over to 2004” represents the per share amount of the distribution payable on January 27, 2004 which exceeded the Company’s undistributed earnings and profits for income tax purposes as of December 31, 2003. This amount will be treated for income tax purposes as a 2004 distribution to the Anworth shareholders to whom the distribution was payable on January 27, 2004.

Dividends may be reinvested through Anworth’s Dividend Reinvestment Plan. Plan information may be obtained from the Plan Administrator, American Stock Transfer and Trust Company, at 877-248-6410, at www.anworth.com, or by contacting the Company.

About Anworth Mortgage Asset Corporation

Anworth is a mortgage real estate investment trust (REIT) which invests in mortgage assets, including mortgage pass-through certificates, collateralized mortgage obligations, mortgage loans and other real estate securities. Anworth generates income for distribution to shareholders based on the difference between the yield on its mortgage assets and the cost of its borrowings.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities, our ability to use borrowings to finance our assets, risks associated with investing in mortgage-related assets, including changes in business conditions and the general economy, our ability to maintain our qualification as a real estate investment trust for federal income tax purposes, and management’s ability to manage our growth. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Contact:

Anworth Mortgage Asset Corporation

John T. Hillman

(310) 255-4438 or (310) 255-4493

3